                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Cleco Corporation on Form S-8 (Registration Nos. 2-79671, 33-10169, 33-38362 and 33-44663) and Form S-3 (Nos. 33-24895, 33-62950 and 333-02895)
of our reports dated January 27, 1999, on our audits of the consolidated financial statements and financial statement schedule of Cleco Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


New Orleans, Louisiana
March 11, 1999